UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2019
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Kforce Inc.
Exact name of registrant as specified in its charter

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Florida	000-26058	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.
1001 East Palm Avenue, Tampa, Florida 33605
Address of principal executive offices  Zip Code
Registrant’s telephone number, including area code: (813) 552-5000
N/A
Former name or former address, if changed since last report
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On April 1, 2019, Kforce Inc. (the “Seller” or the “Firm”) completed its previously-announced sale of all of the issued and outstanding stock of Kforce Government Holdings, Inc., a Florida corporation (“KGH”), including its wholly-owned subsidiary, Kforce Government Solutions, Inc., a Pennsylvania corporation (“KGS”, together with KGH, the “Federal Government Solutions Business”), through a Stock Purchase Agreement (the “Agreement”) with ManTech International Corporation (the “Purchaser”) dated February 28, 2019 (the “Transaction”). The Transaction was consummated for an aggregate cash purchase price of $115.0 million, subject to a post-closing working capital adjustment.
The Federal Government Solutions Business provides staffing services and solutions to the Federal Government as both a prime contractor and a subcontractor in the fields of information technology and finance and accounting. The Federal Government Solutions Business offers integrated business solutions to its clients in areas, including, but not limited to: information technology infrastructure transformation; healthcare informatics; data and knowledge management and analytics; research and development; audit readiness; financial management; and accounting. The Federal Government Solutions Business operated within the Firm’s Government Solutions segment.
Other than in respect of the Agreement and certain related agreements, the Firm, its subsidiaries, its directors and officers and the associates of such directors and officers have no material relationship with the Purchaser.
The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Item 7.01	Regulation FD Disclosure.
On April 1, 2019, the Firm issued a press release announcing the closing of the Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, along with Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(a) The first paragraph of Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 9.01(b).
The unaudited pro forma condensed consolidated balance sheet of the Firm as of December 31, 2018 and the unaudited pro forma condensed consolidated statement of operations of the Firm for the years ended December 31, 2018, 2017 and 2016 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet of the Firm as of December 31, 2018 gives effect to the transaction as if it had occurred on December 31, 2018. The unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2018, 2017 and 2016 give effect to the transaction as if it had occurred on January 1, 2016. In order to derive the pro forma financial information, the historical results of the Firm have been adjusted to eliminate the assets, liabilities and results of operations of the Firm’s Federal Government Solutions business, which have historically been consolidated by the Firm. Pro forma adjustments are described in the notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained in the future. The Firm will account for the sale of the Federal Government Solutions Business as a discontinued operation for all periods presented beginning with the first quarter of fiscal year 2019.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes thereto should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of the Firm. The Firm’s historical financial statements are included in its Annual Report on Form 10-K for the year ended December 31, 2018.

(d) Exhibits
The following exhibits are filed and furnished, respectively, herewith:

Exhibit Number	Description
99.1	Press Release dated April 1, 2019.
99.2	Unaudited pro forma condensed consolidated financial statements of the Firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

April 5, 2019	By:	/s/ DAVID M. KELLY
David M. Kelly,
Senior Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

April 5, 2019	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Senior Vice President, Finance and Accounting
(Principal Accounting Officer)